Exhibit 107.1
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
HUBBELL INCORPORATED
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(2)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(2)	(2)	N/A	N/A	N/A	N/A

	Equity	Preferred Stock, without par value	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(2)	(2)	N/A	N/A	N/A	N/A

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(2)	(2)	N/A	N/A	N/A	N/A

	Other	Warrants	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(2)	(2)	N/A	N/A	N/A	N/A

	Other	Rights	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(2)	(2)	N/A	N/A	N/A	N/A

Other	Other	Units(1)	Rule 456(b) and Rule 457(r)	(3)	(3)	(3)	(2)	(2)	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts							N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	Consisting of some or all of the securities listed above, in any combination.
(2)
The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fees. In connection with the securities offered hereby, the Registrant will pay
“pay-as-you-go
registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.